FOR IMMEDIATE RELEASE: January 16, 2008

CONTACT:               Dawn McCurtain
                       Stillwater Mining Company
                       406-373-8787

            Stillwater Names Greg R. Struble Executive Vice President
                          and Chief Operating Officer

      BILLINGS, Mont., Jan. 16 /PRNewswire-FirstCall/ -- STILLWATER MINING COMPANY (NYSE: SWC) announced today the appointment of Greg R. Struble as Executive Vice President and Chief Operating Officer with responsibility for the Company's operations.

      Struble, with over 25 years of underground metal and non-metal mining experience, comes to Stillwater from Barrick Gold Corporation where he was Underground Project Manager of their Cortez Hills Joint Venture Project based in Elko, Nevada. He joined Barrick in 2007.

      Prior to joining Barrick, Greg spent nearly four years at Meridian Gold Company as General Manager of Meridian's El Penon Mine based in Antofagasta, Chile. His responsibilities there included business planning and operations management, as well as business development within the mining district. From 1997 to 2003, he was with AngloGold as General Manager and Underground Mine Manager at their Jerritt Canyon Joint Venture in Nevada. And from 1983 to 1997, he was with Homestake Mining Company where he held various positions including Production Superintendent of the Homestake Mine in Lead, South Dakota as well as Mine Superintendent of the Mineral Hill Mine Joint Venture in Gardner, Montana.

      Commenting on Mr. Struble's appointment, Frank McAllister, Stillwater's Chairman and Chief Executive Officer, said "We are very pleased to welcome Greg to our management team. He brings to Stillwater significant underground mining experience and a hands-on style of management that should complement the Company's continuing efforts to optimize operations at the Stillwater and East Boulder Mines." McAllister continued, "Greg is a well-respected manager, and we feel his talents should enable us to strengthen our operations by bringing to full fruition the mine planning efforts that we have put in place over the past several years. We look forward to working with him."

      Struble is a native of Michigan and holds a Bachelor of Science in Mining Engineering from Michigan Technological University in Houghton, Michigan. He also completed the Executive Development Program at Wharton Business School in 2000. Greg is a member and past chapter president of the Montana Mining Association, the Nevada Mining Association and the Society of Mining Engineers. He also is a founding member of the Western Underground Miners Association. Greg and his wife Linda will relocate to Montana. He will be based at the company's headquarters in Billings, Montana.

      Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of the Republic of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Website: http://www.stillwatermining.com.

      Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors, which could cause results to differ materially from management's expectations, is found in the section entitled "Risk Factors" in the Company's 2006 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.